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                                                                   EXHIBIT 24.1



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that Mauna Loa Resources Inc. (the "Company"), a corporation existing under the laws of the State of Hawaii and the Managing General Partner of Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership (the "Partnership"), and the officers and directors of the Company whose names are signed hereto, hereby constitute and appoint Kent T. Lucien and Gregory A. Sprecher, and each of them, with full power of substitution (with full power to each of them to act alone), their true and lawful attorneys and agents, to do any and all acts and things and to execute any and all instruments and documents which said attorneys and agents or either of them may deem necessary or advisable to enable the Company and the Partnership to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of Class A limited partners' interests in the Partnership to be issued by the Partnership in connection with the merger into the Partnership of C. Brewer Homes, Inc., a Delaware corporation, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the Partnership and the Company and the names of the undersigned officers and directors of the Company in the capacities indicated below, to the registration statement to be filed with the Securities and Exchange Commission in respect of the aforementioned securities, to any and all amendments (including post-effective amendments) and supplements to said registration statement, and to any instruments or documents filed as a part of or in connection with said registration statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all said attorneys and agents or any of them shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be executed on its behalf by the undersigned officers, and the undersigned officers and directors of the Company have hereunto set their hands, as of the 12th day of December,


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1997.  This Power of Attorney may be executed in any number of counterparts by the Company and by any one or more of the officers and directors of the Company named below.

                                       MAUNA LOA RESOURCES INC.


                                       By     /s/ Kent T. Lucien
                                         ----------------------------
                                         Name:  Kent T. Lucien
                                         Title: President

                                       By    /s/ Gregory A. Sprecher
                                         ----------------------------
                                         Name:  Gregory A. Sprecher
                                         Title: Senior Vice President

/s/ J. W. A. Buyers
----------------------------------
J. W. A. Buyers, Chairman
of the Board of Directors and
Director (Chief Executive Officer)

/s/ Kent T. Lucien
----------------------------------
Kent T. Lucien, President
and Director


/s/ Gregory A. Sprecher
----------------------------------
Gregory A. Sprecher, Senior Vice
President and Chief Financial
Officer (Principal Financial
Officer and Principal
Accounting Officer)


/s/ James S. Andrasick
----------------------------------
James S. Andrasick, Director


/s/ James H. Case
----------------------------------
James H. Case, Director


/s/ Ralph C. Hook, Jr.
----------------------------------
Dr. Ralph C. Hook, Jr., Director




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